EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Amendment No. 1 to Registration Statement of Omagine, Inc. on Form S-1, of my report date February 11, 2009, appearing in the Prospectus, which is part of this amendment. I also consent to the reference to the firm under the heading "Experts" in such Prospectus.

/S/ Michael T. Studer CPA P.C.

Michael T. Studer CPA P.C.
Freeport, New York
February 27. 2009